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                                                                     Exhibit 21


                       SUBSIDIARIES OF THE REGISTRANT

All of the following subsidiaries of TECO Energy, Inc., are organized under the laws of Florida except as indicated. The following list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K Item 601.

    Tampa Electric Company
       Power Engineering & Construction, Inc.
    TECO Diversified, Inc.
       TECO Transport Corporation
            Electro-Coal Transfer, LLC (a Louisiana Limited Liability Company) Gulfcoast Transit Company
            Mid_South Towing Company
            TECO Towing Company

       TECO Coal Corporation (a Kentucky corporation) Gatliff Coal Company (a
            Kentucky corporation) Rich Mountain Coal Company (a Tennessee corporation) Clintwood Elkhorn Mining Company (a Kentucky corporation) Pike_Letcher Land Company (a Kentucky corporation) Premier Elkhorn Coal Company (a Kentucky corporation) Perry County Coal Corporation (a Kentucky corporation)

       TECO Solutions, Inc.
            TECO BGA, Inc. (formerly Bosek, Gibson and Associates, Inc.)
            BCH Mechanical, Inc.
            TECO Gas Services, Inc.
            TECO Properties Corporation
            TECO Partners, Inc.
       TECO Coalbed Methane, Inc. (an Alabama corporation)
    TECO Stevedoring Services, Inc. (formerly GC Services Company, Inc.)
    TECO Propane Ventures, LLC (a Delaware Limited Liability Company)
    TECO Finance, Inc.
    TECO Investments, Inc.
    TECO Funding Company I, LLC (a Delaware Limited Liability Company)
    TECO Power Services Corporation
       Hardee Power I, Inc.
       Hardee Power II, Inc.
            Hardee Power Partners, Ltd.
       TPS Guatemala One, Inc.
            Tampa Centro Americana de Electricidad, Limitada (a Guatemalan
                 Limited Liability Company)
       TPS Hamakua, Inc.
       TPS Hawaii, Inc.
            Hamakua Energy Partners, L.P. (a Hawaiian Limited Partnership)
       TPS Hamakua Land, Inc.
       TM Power Ventures, LLC (a Delaware Limited Liability Company)
            TM Delmarva Power LLC (a Delaware Limited Liability Company)
                Commonwealth Chesapeake Company, LLC (a Virginia Limited Liability Company)
       TECO Power Ventures, Inc.
            TPS Power Ventures, LLC (a Delaware Limited Liability Company)
                TPS Dell, LLC (a Delaware Limited Liability Company)
                TPS McAdams, LLC (a Delaware Limited Liability Company)
       TPS LP, Inc.
       TPS GP, Inc.
            TECO-Panda Generating Company, L.P. (a Delaware partnership)
       TPS International Power, Inc.(a Cayman Islands Limited Liability Company)
            TPS de Ultramar, Ltd. (a Cayman Islands company)
                TPS de Ultramar Guatemala, S.A. (a Guatemalan Company)
            TPS San Jose International, Inc. (a Cayman Islands Company)
    Suwanee Gas Marketing, Inc.